Exhibit 8
SUBSIDIARIES, EQUITY METHOD INVESTMENTS, AND OTHER INVESTMENTS
as of December 31, 2005

Name and location of company

I. Subsidiaries

GERMANY

SAP Deutschland AG & Co. KG, Walldorf

SAP Systems Integration AG, Dresden 2), 3)

SAP Hosting AG & Co. KG, St. Leon-Rot

Steeb Anwendungssysteme GmbH, Abstatt

SAP Passau GmbH & Co. KG, Passau 1)

SAP Beteiligungs GmbH, Walldorf

SAP Portals Europe GmbH, Walldorf 2)

SAP Beteiligungsverwaltungs GmbH, Walldorf

SAP SI Consulting GmbH, Walldorf

SAP Projektverwaltungs und Beteiligungs GmbH, Walldorf 1), 2)

SAP Administrations Beteiligungs GmbH, Walldorf

SAP Retail Solutions Beteiligungsgesellschaft mbH, Walldorf

SAP Investment- und Beteiligungs GmbH, Walldorf

eSAP Beteiligungs GmbH, Walldorf

SAP Hosting Beteiligungs GmbH, St. Leon-Rot

SAP Foreign Holdings GmbH, Walldorf

SAP Portals Holding Beteiligungs GmbH, Walldorf 2)

REST OF EUROPE, MIDDLE EAST, AFRICA

SAP (UK) Limited, Feltham, Great Britain

SAP France S.A., Paris, France

SAP (Schweiz) AG, Biel, Switzerland

S.A.P. ITALIA Sistemi Applicazioni Prodotti in data processing S.p.A., Milan, Italy 2)

S.A.P. Nederland B.V., ‘s-Hertogenbosch, The Netherlands 2)

SAP Österreich GmbH, Vienna, Austria

SAP España Sistemas, Aplicaciones y Productos en la Informática, S.A., Madrid, Spain 2)

SYSTEMS APPLICATIONS AND PRODUCTS IN DATA PROCESSING (NV SAP BELGIUM SA), Brussels, Belgium 2)

Limited Liability Company “SAP CIS”, Moscow, Russia

SAP Danmark A/S, Kopenhagen, Denmark

Systems Applications Products (Africa) (Pty) Ltd, Johannesburg, South Africa

SAP Svenska Aktiebolag, Stockholm, Sweden

SAP CR, spol. s r.o., Praha, Czech Republic

SAP Portugal — Sistemas, Aplicações e Produtos Informáticos, Sociedade Unipessoal, Lda., Paço de Arcos, Portugal

SAP Norge AS, Lysaker, Norway

SAP Finland Oy, Espoo, Finland

SAP Public Services (Pty) Ltd, Johannesburg, South Africa 2)

SAP SSC (Ireland) Limited, Dublin, Ireland

SAP Portals Israel Ltd., Ra’anana, Israel 2)

SAP Polska Sp. z o.o., Warsaw, Poland

SAP Hungary Rendszerek, Alkalmazások és Termékek az Adatfeldolgozásban Informatikai Kft., Budapest, Hungary

SAP Slovensko s.r.o., Bratislava, Slovakia

SAP Labs Israel Ltd., Ra’anana, Israel

SAP HELLAS SYSTEMS APPLICATIONS AND DATA PROCESSING S.A, Athens, Greece

SAP Türkiye Yazilim Üretim ve Ticaret A.S., Istanbul, Turkey

SAP LABS France S.A.S., Mougins, France

SAP sistemi, aplikacije in produkti za obdelavo podatkov d.o.o., Ljubiljana, Slovenia

Limited Liability Company “SAP Ukraine”, Kiev, Ukraine

SAP Labs Bulgaria EOOD, Sofia, Bulgaria

SAP Ireland Limited, Dublin, Ireland

SAP Kazakhstan LLP, Almaty, Kazakhstan

SAP Business Services Center Europe s.r.o., Praha, Czech Republic

SAP d.o.o., Zagreb, Croatia

SAP Manage Ltd, Ra’anana, Israel

SAP BULGARIA LTD, Sofia, Bulgaria 2)

SAP CYPRUS LTD, Nicosia, Cyprus 2)

Systems Applications Products Limited, Abuja, Nigeria 2)

TomorrowNow (UK) Ltd., Feltham, Great Britain 1), 2)

SAP Romania SRL, Bucarest, Rumania 1)

Ithinqcom (Pty) Ltd, Johannesburg, South Africa 2)

SAP Public Services BEE Investment Trust (Pty) Ltd, Johannesburg, South Africa 2)

Ambin Properties (Pty) Ltd, Johannesburg, South Africa 2)

TomorrowNow Nederland B.V., Amsterdam, The Netherlands 1)

SAP PORTALS UK LIMITED, Guildford, Great Britain 2)

AMERICAS

SAP America, Inc., Newtown Square, Pennsylvania, USA

SAP Canada Inc., Toronto, Canada

SAP Labs, LLC, Palo Alto, California, USA 2)

SAP Public Services, Inc., Washington, D.C., USA 2)

SAP Brasil Ltda, Sao Paulo, Brazil

SAP Global Marketing Inc., New York, New York, USA

SAP México, S.A. de C.V., Mexico City, Mexico

SAP Andina y del Caribe, C.A., Caracas, Venezuela

SAP ARGENTINA S.A., Buenos Aires, Argentina

SAP International, Inc., Miami, Florida, USA 2)

TomorrowNow, Inc., Bryan, Texas, USA 1), 2)

Triversity Inc., Toronto, Canada 1), 2)

SAP Georgia LLC, Newtown Square, Pennsylvania, USA 2)

SAP Government Support and Services, Inc., Newtown Square, Pennsylvania, USA 2)

Triversity Corporation, Bristol, Pennsylvania, USA 1), 2)

SAP Properties, Inc., Newtown Square, Pennsylvania, USA 2)

Triversity CRM Solutions, Bristol, Pennsylvania, USA 1), 2)

SAP Financial Inc., Toronto, Canada 2)

SAP Investments, Inc., Wilmington, Delaware, USA 2)

Trimax Finance Inc., Wilmington, Delaware, USA 1), 2)

Transact In Memory, Inc., Menlo Park, California, USA 1)

Trimax Retail Systems Inc., Atlanta, Georgia, USA 1), 2)

Trimax US Holdings Inc., Wilmington, Delaware, USA 1), 2)

ASIA, PACIFIC

SAP JAPAN Co., Ltd., Tokyo, Japan

SAP Australia Pty Limited, Sydney, Australia

SAP INDIA SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING PRIVATE LIMITED, Bangalore, Indiar

SAP (Beijing) Software System Co., Ltd., Beijing, China

SAP Asia Pte Ltd, Singapore

SAP Korea Ltd., Seoul, Korea

SAP Labs India Private Limited, Bangalore, India

SAP MALAYSIA SDN BHD, Kuala Lumpur, Malaysia

SAP HONG KONG CO. LIMITED, Hong Kong, China

SAP New Zealand Limited, Auckland, New Zealand

SAP TAIWAN CO., LTD., Taipei, Taiwan

SAP SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING (THAILAND) LTD., Bangkok, Thailand

PT SAP Indonesia, Jakarta, Indonesia

SAP PHILIPPINES, INC., Makati, Philippines

TIM System Inc., Seoul, Korea 1), 2)

Triversity Asia/Pacific PTY Limited, Sydney, Australia 1), 2)

SAP INDIA (HOLDING) PTE LTD, Singapore

SAPMarkets Asia Pacific Solutions Pte Ltd., Singapore

TomorrowNow Singapore Pte Ltd., Singapore 1), 2)

II. EQUITY METHOD INVESTMENTS

Global Virtual Marketplace GmbH i.L., Munich, Germany

Pandesic LLC i.L., Newtown Square, Pennsylvania, USA

Procurement Negócios Eletrônicos S/A, Rio de Janeiro, Brazil

III. OTHER INVESTMENTS (ownership 5 or more percent)

Abaco Mobile, Inc., Alpharetta, Georgia, USA

Apriso Corporation, Long Beach, California, USA

Avokia, Inc., Toronto, Canada

Datria Systems, Inc., Englewood, Colorado, USA

Deutsches Forschungszentrum für Künstliche Intelligenz GmbH, Kaiserslautern, Germany

e-millenium 1 GmbH & Co. KG, Munich, Germany

Factory Logis, Inc., Austin, Texas, USA

Grau Data Storage AG, Schwäbisch Gmünd, Germany

HUBWOO.com SA, Paris, France

Human Resource Management & Consulting Co. Ltd., Tokyo, Japan

IBSN, Inc., Denver, Colorado, USA

Ignite Technologies, Inc., Dallas, Texas, USA

imc information multimedia communication AG, Saarbrücken, Germany

Intalio, Inc., Redwood City, California, USA

iTAC Software AG, Dernbach, Germany

Marketline Internet Szolgáltató Részvénytársaság i.L., Budapest, Hungary

MVP Strategic Partnership Fund GmbH & Co. KG, ehemals Munich Venture Partners Managementgesellschaft mbH, Grünwald, Germany

Onventis GmbH, Stuttgart, Germany

OpsTechnology, Inc., San Francisco, California, USA

Orbian Corporation Ltd., Bermuda, USA

Particle Computer GmbH, Karlsruhe, Germany

Ping Identity Corporation, Denver, Colorado, USA

Powersim Corporation, Herndon, Virginia, USA

Realize Corporation, Tokyo, Japan

SocialText, Inc., Palo Alto, California, USA

SteelEye Technology, Inc., Palo Alto, California, USA

SupplyOn AG, Hallbergmoos, Germany

T3C, Inc., Mountain View, California, USA

Venture-Capital Beteiligung GbR mbH, Frankfurt am Main, Germany

VoiceObjects Inc., San Mateo, California, USA

Zend Technologies Ltd., Ramat Gan, Israel

1)	Consolidated for the first time in 2005

2)	Represents a wholly or majority owned entity of a subsidiary

3)	Publicly held company